Exhibit 99.1

PCSB Financial Corporation Announces Second Fiscal Quarter Financial Results and

Declares Quarterly Cash Dividend

Yorktown Heights, New York; January 23, 2020 – PCSB Financial Corporation (the “Company”) (NASDAQ: PCSB), parent of PCSB Bank (the "Bank"), today announced net income of $2.4 million, or $0.14 per diluted share, for the three months ended December 31, 2019 compared to $2.8 million, or $0.18 per diluted share, for the three months ended September 30, 2019 and $2.3 million, or $0.14 per diluted share, for the three months ended December 31, 2018. Net income for the six months ended December 31, 2019 was $5.2 million, or $0.32 per diluted share, compared to $4.7 million, or $0.28 per diluted share, for the same period last year.

On a non-GAAP basis, which excludes certain nonrecurring items, the Company recorded adjusted net income of $2.3 million, or $0.14 per diluted share for the three months ended December 31, 2019 as compared to adjusted net income of $2.4 million, or $0.15 per diluted share, for the three months ended September 30, 2019 and $2.1 million, or $0.13 per diluted share, for the three months ended December 31, 2018. Adjusted net income for the six months ended December 31, 2019 was $4.7 million, or $0.29 per diluted share, compared to $4.4 million, or $0.26 per diluted share, for the same period last year. Reconciliations of GAAP to non-GAAP measures appear at the end of this release.

The Board of Directors declared a regular quarterly cash dividend of $0.04 per share. The dividend is payable on or about February 28, 2020 to stockholders of record as of the close of business on February 14, 2020.

Second Quarter 2020 Highlights

•	Diluted earnings per share of $0.14 for the current quarter unchanged from the prior year quarter.
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Net interest income of $11.7 million, an increase of $953,000, or 8.9%, compared to the same quarter last year. Fiscal year-to-date net interest income of $23.7 million, an 11.7% increase from the prior year.

•	The net interest margin was 2.93% for the quarter, a decrease from 2.99% for the same quarter last year.
•	The efficiency ratio was 71.82% for the quarter, compared to 73.56% for the same quarter last year.
•	Total loans receivable of $1.18 billion, representing year-to-date growth of $90.6 million, or 8.3%, and year-over-year growth of $279.4 million, or 30.9%.
•	Nonperforming loans decreased $1.8 million, or 52.6%, during the quarter to $1.6 million equating to 0.14% of gross loans receivable.
•	Loan to deposit ratio was 94.58%, an increase from 73.81% as of the same quarter last year.
•	The Company repurchased 251,931 shares of common stock during the quarter at a total cost of $5.1 million, or an average cost of $20.12 per share.

President’s Comments

Commenting on the Company’s results, Joseph D. Roberto, Chairman, President and Chief Executive Officer of PCSB Financial Corporation, said, “I am pleased with the solid growth in our core business through the first six months of our third year as a public company.  Loan volume remains strong, as evidenced by the $90.6 million, or 8.3%, increase in net loans over the six-month period. This growth resulted in a loan to deposit ratio of 94.58%, increasing from 89.17% at June 30, 2019.  Asset quality continues to remain strong as non-performing assets as a percent of total assets was 0.12% as compared to 0.27% a year ago.  Our net interest margin of 2.93% is down 6 basis points from 2.99% in the year ago period as a result of the continued low interest rate environment along with competitive loan and deposit pricing. However, we are pleased that our linked quarters’ cost of deposits has leveled off and we will look to take advantage of opportunities to reduce this cost.  As we move forward, we remain focused on enhancing shareholder value through continued growth in our core business together with capital management techniques such as share repurchases and dividends.

Income Statement Summary

Net interest income was $11.7 million for the quarter ended December 31, 2019, a decrease of $301,000, or 2.5%, compared to the quarter ended September 30, 2019, and an increase of $953,000, or 8.9%, compared to quarter ended December 31, 2018. The increase in net interest income compared to the prior year is primarily the result of

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an increase in average net interest earning assets, as the Company has accomplished significant growth in average loans receivable compared to the same quarter last year, however the effect of the growth was partially offset by a decrease in net interest margin. Net interest income declined compared to the quarter ended September 30, 2019 as a result of margin compression, largely resulting from higher prepayment income earned in the prior quarter.

The net interest margin was 2.93% for the current quarter, decreases of 10 basis points compared to 3.03% in the prior quarter and 6 basis points compared to 2.99% in the prior year quarter. Excluding non-recurring prepayment income earned in these periods, net interest margin for the current quarter would have been 2.90%, unchanged from the prior quarter and a decrease from 2.97% in the prior year quarter. Despite continued asset growth and a shift in the asset mix, rising funding costs due to higher short-term interest rates along with competitive loan and deposit pricing has resulted in net interest margin compression.

The yield on interest-earning assets for the current quarter was 3.94%, a 10 basis point decrease from the prior quarter, however this represents a 26 basis point increase from the prior year quarter. Excluding the effects of prepayment income, the yield on interest-earning assets was 3.91% for the current quarter, a decrease of one basis point from the prior quarter as a higher yielding asset mix was more than offset by downward pressures on market interest rates.

The cost of interest-bearing deposits was 1.20% for the current quarter, unchanged from the prior quarter and an increase of 29 basis points from 0.91% for the prior year quarter. The Company has experienced a shift in the deposit mix over the past several quarters as customers in generally lower costing savings products moved to generally higher rate money market and time deposits, however the pace of this shift has slowed in recent quarters. The cost of interest-bearing liabilities was 1.31% for the current quarter, a decrease of 1 basis point from 1.32% for the prior quarter and an increase of 38 basis points from 0.93% for the prior year quarter.

The provision for loan losses was $412,000 for the three months ended December 31, 2019 compared to $335,000 in the prior quarter and $6,000 for the same quarter in 2018. Charge-offs, net of recoveries, were $189,000 for the three months ended December 31, 2019 compared to $6,000 for the three months ended September 30, 2019 and $22,000 for the three months ended December 31, 2018.  Current quarter charge-offs related primarily to one commercial loan relationship. Loans classified as substandard or doubtful decreased $6.3 million, or 56.2%, to $4.9 million at December 31, 2019 from $11.3 million at September 30, 2019 and decreased $5.3 million, or 51.5%, from $10.2 million at December 31, 2018. Non-performing loans as a percent of total loans receivable was 0.14% as of December 31, 2019, a decrease from 0.29% as of September 30, 2019 and 0.39% as of December 31, 2018.

Noninterest income of $547,000 for the three months ended December 31, 2019 decreased $218,000 compared to the three months ended September 30, 2019, primarily due to a $170,000 decrease in swap income and a $47,000 decrease in gains on sale of foreclosed real estate. Noninterest income decreased $373,000 compared to the same period in 2018, primarily due to decreases of $155,000 in gains on sale of bank premises, $75,000 in swap income, $56,000 in deposit-related fees, $55,000 in gains on sales of securities and $24,000 in gains on sale of foreclosed real estate.

Noninterest expense of $8.8 million for the three months ended December 31, 2019 was largely unchanged compared to the three months ended September 30, 2019 and increased $214,000 compared to the same period in 2018. The $214,000 increase from the prior year period was caused primarily by a $583,000 increase in salaries and employee benefits, partially offset by a $124,000 decrease in FDIC assessment costs, a $90,000 loss on a receivable recorded in the prior quarter and net decreases in all other operating expenses. The increase in salaries and employee benefits was caused primarily by increases of $347,000 in stock-based compensation and $251,000 in other compensation. During the current quarter, the Bank applied small bank assessment credits of $108,000 which fully offset the Bank’s FDIC assessment for the current quarter. The remaining credits available are approximately $131,000.

The effective income tax rate was 22.5% for the three months ended December 31, 2019, as compared to 22.3% for the three months ended September 30, 2019 and 24.5% for the three months ended December 31, 2018.

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Balance Sheet Summary

Total assets increased $11.6 million to $1.65 billion at December 31, 2019 from $1.64 billion at June 30, 2019.  This increase was primarily due to increases of $90.6 million, or 8.3%, in net loans receivable and $11.6 million in premises and equipment, partially offset by a decrease of $89.9 million in total investment securities. The $90.6 million increase in loans was the result of $111.6 million of originations and $44.1 million of loan purchases, partially offset by $65.1 million of net amortization and repayments. Commercial mortgages increased $89.8 million, or 13.8%, and construction loans increased $9.6 million, or 72.2%, while commercial loans, residential mortgages and home equity lines of credit all had immaterial decreases.

Total liabilities increased $13.1 million to $1.37 billion at December 31, 2019 from $1.36 billion at June 30, 2019.  This increase was primarily due to a $26.5 million, or 2.1%, increase in deposits and escrow accounts and an $11.6 million increase in other liabilities, as a result of recording a $12.0 million lease liability (a related lease asset was also recorded as part of bank premises and equipment) associated with the adoption of new lease accounting standards, partially offset by a $25.1 million decrease in FHLB advances.

Total shareholders’ equity decreased $1.5 million to $279.8 million at December 31, 2019 from $281.3 million at June 30, 2019.  This decrease was primarily due to the repurchase of $8.6 million (431,731 shares) of common stock and $1.3 million of cash dividends declared and paid, partially offset by net income of $5.2 million, as well as $2.6 million of stock-based compensation and reduction in unearned ESOP shares for plan shares earned during the period. As of December 31, 2019, there were 474,171 shares available to be repurchased under the current stock repurchase plan.

At December 31, 2019, the Company’s book value per share and tangible book value per share were $16.11 and $15.74, respectively, compared to $15.80 and $15.44, respectively, at June 30, 2019.  Reconciliations of book value per share (GAAP measure) to tangible book value per share (non-GAAP measure) appear at the end of this release. At December 31, 2019, the Bank was considered “well capitalized” under applicable regulatory guidelines.

About PCSB Financial Corporation and PCSB Bank

PCSB Financial Corporation is the bank holding company for PCSB Bank. PCSB Bank is a New York-chartered commercial bank that has served the banking needs of its customers in the Lower Hudson Valley of New York State since 1871. It operates from its executive offices/headquarters and 15 branch offices located in Dutchess, Putnam, Rockland and Westchester Counties in New York.

This News Release contains a number of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by use of words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "outlook," "plan," "potential," "predict," "project," "should," "will," "would" and similar terms and phrases, including references to assumptions.

Forward-looking statements are based upon various assumptions and analyses made by the Company in light of management's experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate under the circumstances. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond the Company's control) that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These factors include, without limitation, the following: the timing and occurrence or non-occurrence of events may be subject to circumstances beyond the Company’s control; there may be increases in competitive pressure among financial institutions or from non-financial institutions; changes in the interest rate environment may reduce interest margins; changes in deposit flows, loan demand or real estate values may adversely affect the Company's business; changes in accounting principles, policies or guidelines may cause the Company’s financial condition to be perceived differently; changes in corporate and/or individual income tax laws may adversely affect the Company's financial condition or results of operations; general economic conditions, either nationally or locally in some or all areas in which the Company conducts business, or conditions in the securities markets or the banking industry may be less favorable than the Company currently anticipates; legislation or regulatory changes may adversely affect the Company’s business; technological changes may be more difficult or expensive than the Company anticipates; success or consummation of new business initiatives may be more difficult or expensive than the Company anticipates; or litigation or other matters before regulatory agencies, whether

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currently existing or commencing in the future, may delay the occurrence or non-occurrence of events longer than the Company anticipates. The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation.

Contact: Joseph D. Roberto

Chairman, President and Chief Executive Officer

(914) 248-7272

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PCSB Financial Corporation and Subsidiaries

Consolidated Balance Sheets (unaudited)

(amounts in thousands, except share and per share data)

	December 31,	June 30,
	2019	2019

ASSETS
Cash and due from banks	$61,603	$58,756
Federal funds sold	1,232	1,273
Cash and cash equivalents	62,835	60,029
Held to maturity debt securities, at amortized cost (fair value of $274,850 and $346,243, respectively)	273,381	345,545
Available for sale debt securities, at fair value	54,454	72,228
Total investment securities	327,835	417,773
Loans receivable, net of allowance for loan losses of $6,216 and $5,664, respectively	1,183,740	1,093,121
Accrued interest receivable	4,932	4,797
FHLB stock	5,127	6,255
Premises and equipment, net	23,438	11,802
Deferred tax asset, net	1,956	2,478
Foreclosed real estate	279	1,158
Bank-owned life insurance	24,562	24,291
Goodwill	6,106	6,106
Other intangible assets	274	323
Other assets	8,083	9,446
Total assets	$1,649,167	$1,637,579
LIABILITIES AND SHAREHOLDERS' EQUITY
Interest bearing deposits	$1,111,396	$1,084,442
Non-interest bearing deposits	140,218	141,379
Total deposits	1,251,614	1,225,821
Mortgage escrow funds	10,049	9,355
Advances from Federal Home Loan Bank	86,153	111,216
Other liabilities	21,512	9,880
Total liabilities	1,369,328	1,356,272
Commitments and contingencies	-	-
Preferred stock ($0.01 par value, 10,000,000 shares authorized, no shares issued or outstanding as of September 30, 2019 and June 30, 2019, respectively)	-	-
Common stock ($0.01 par value, 200,000,000 shares authorized, 18,712,295 shares issued as of December 31, 2019 and June 30, 2019, and 17,372,308 and 17,804,039 shares outstanding as of December 31, 2019 and June 30, 2019, respectively)	187	187
Additional paid in capital	184,276	182,129
Retained earnings	138,373	134,500
Unearned compensation - ESOP	(11,626)	(12,114)
Accumulated other comprehensive loss, net of income taxes	(4,474)	(5,090)
Treasury stock, at cost (1,339,987 and 908,256 shares as of December 31, 2019 and June 30, 2019, respectively)	(26,897)	(18,305)
Total shareholders' equity	279,839	281,307
Total liabilities and shareholders' equity	$1,649,167	$1,637,579

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PCSB Financial Corporation and Subsidiaries

Consolidated Statements of Operations (unaudited)

(amounts in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Interest and dividend income
Loans receivable	$13,149	$10,321	$26,185	$20,219
Investment securities	2,279	2,428	4,971	4,794
Federal funds and other	301	491	599	836
Total interest and dividend income	15,729	13,240	31,755	25,849
Interest expense
Deposits and escrow interest	3,358	2,375	6,659	4,431
FHLB advances	674	121	1,401	210
Total interest expense	4,032	2,496	8,060	4,641
Net interest income	11,697	10,744	23,695	21,208
Provision for loan losses	412	6	747	64
Net interest income after provision for loan losses	11,285	10,738	22,948	21,144
Noninterest income
Fees and service charges	402	457	804	875
Bank-owned life insurance	134	139	271	279
Swap income	-	75	170	146
Gains on sales of securities, net	-	55	-	55
Other	11	194	67	206
Total noninterest income	547	920	1,312	1,561
Noninterest expense
Salaries and employee benefits	5,889	5,306	11,653	10,328
Occupancy and equipment	1,333	1,284	2,648	2,525
Communications and data processing	507	482	1,038	954
Professional fees	379	417	783	786
Postage, printing, stationary and supplies	159	178	299	316
FDIC assessment	-	124	-	217
Advertising	100	131	200	218
Amortization of intangible assets	25	28	49	56
Other operating expenses	402	630	911	1,188
Total noninterest expense	8,794	8,580	17,581	16,588
Net income before income tax expense	3,038	3,078	6,679	6,117
Income tax expense	685	754	1,497	1,464
Net income	$2,353	$2,324	$5,182	$4,653
Earnings per common share:
Basic	$0.15	$0.14	$0.33	$0.28
Diluted	$0.14	$0.14	$0.32	$0.28
Weighted average common shares outstanding:
Basic	15,837,762	16,852,718	15,908,761	16,860,942
Diluted	15,909,855	16,868,464	15,996,251	16,868,815

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PCSB Financial Corporation and Subsidiaries

Net Interest Margin Analysis (unaudited)

(dollar amounts in thousands)

	Three Months Ended December 31,
	2019			2018
	Average Balance	Interest / Dividends	Average Rate	Average Balance	Interest / Dividends	Average Rate

Assets:
Loans receivable	$1,178,253	$13,149	4.46%	$909,368	$10,321	4.53%
Investment securities	358,760	2,279	2.54	439,919	2,428	2.21
Other interest-earning assets	59,678	301	2.00	86,527	491	2.25
Total interest-earning assets	1,596,691	15,729	3.94	1,435,814	13,240	3.68
Non-interest-earning assets	68,793			55,135
Total assets	$1,665,484			$1,490,949

Liabilities and equity:
NOW accounts	$122,455	67	0.22	$116,381	52	0.18
Money market accounts	161,075	472	1.16	100,075	280	1.11
Savings accounts and escrow	355,295	234	0.26	416,687	252	0.24
Time deposits	467,486	2,585	2.19	403,652	1,791	1.76
Total interest-bearing deposits	1,106,311	3,358	1.20	1,036,795	2,375	0.91
FHLB advances	117,712	674	2.27	22,106	121	2.15
Total interest-bearing liabilities	1,224,023	4,032	1.31	1,058,901	2,496	0.93
Non-interest-bearing deposits	138,346			134,694
Other non-interest-bearing liabilities	21,827			6,506
Total liabilities	1,384,196			1,200,101
Total shareholders' equity	281,288			290,848
Total liabilities and shareholders' equity	$1,665,484			$1,490,949

Net interest income		$11,697			$10,744
Interest rate spread (1)			2.63			2.75
Net interest margin (2)			2.93			2.99
Average interest-earning assets to interest-bearing liabilities	130.45%			135.59%

(1) Net interest rate spread represents the difference between the average yield on average interest-earning assets and the average cost of average interest-bearing liabilities.
(2) Net interest margin represents annualized net interest income divided by average interest-earning assets.

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PCSB Financial Corporation and Subsidiaries

Net Interest Margin Analysis (unaudited)

(dollar amounts in thousands)

	Six Months Ended December 31,
	2019			2018
	Average Balance	Interest / Dividends	Average Rate	Average Balance	Interest / Dividends	Average Rate

Assets:
Loans receivable	$1,160,139	$26,185	4.51%	$906,194	$20,219	4.46%
Investment securities	378,975	4,971	2.62	446,795	4,794	2.15
Other interest-earning assets	52,796	599	2.25	76,875	836	2.16
Total interest-earning assets	1,591,910	31,755	3.99	1,429,864	25,849	3.61
Non-interest-earning assets	69,530			55,193
Total assets	$1,661,440			$1,485,057

Liabilities and equity:
NOW accounts	$121,154	124	0.20	$117,893	105	0.18
Money market accounts	155,477	935	1.19	80,877	419	1.03
Savings accounts and escrow	358,932	466	0.26	439,615	540	0.25
Time deposits	463,417	5,134	2.20	397,994	3,367	1.68
Total interest-bearing deposits	1,098,980	6,659	1.20	1,036,379	4,431	0.85
FHLB advances	119,784	1,401	2.32	20,463	210	2.03
Total interest-bearing liabilities	1,218,764	8,060	1.32	1,056,842	4,641	0.87
Non-interest-bearing deposits	139,486			131,228
Other non-interest-bearing liabilities	21,519			6,894
Total liabilities	1,379,769			1,194,964
Total shareholders' equity	281,671			290,093
Total liabilities and shareholders' equity	$1,661,440			$1,485,057

Net interest income		$23,695			$21,208
Interest rate spread (1)			2.67			2.74
Net interest margin (2)			2.98			2.97
Average interest-earning assets to interest-bearing liabilities	130.62%			135.30%

(1) Net interest rate spread represents the difference between the average yield on average interest-earning assets and the average cost of average interest-bearing liabilities.
(2) Net interest margin represents annualized net interest income divided by average interest-earning assets.

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PCSB Financial Corporation and Subsidiaries

Condensed Financial Information (unaudited)

(amounts in thousands, except per share data)

	As of
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Condensed Balance Sheets
Cash and cash equivalents	$62,835	$37,797	$60,029	$87,105	$143,119
Total investment securities	327,835	379,007	417,773	440,014	452,463
Loans receivable, net	1,183,740	1,163,254	1,093,121	935,680	904,377
Other assets	74,757	78,550	66,656	60,959	57,356
Total assets	$1,649,167	$1,658,608	$1,637,579	$1,523,758	$1,557,315

Total deposits and escrow	$1,261,663	$1,241,458	$1,235,176	$1,209,868	$1,234,409
Advances from Federal Home Loan Bank	86,153	111,185	111,216	26,248	26,279
Other liabilities	21,512	24,443	9,880	9,326	7,845
Total liabilities	1,369,328	1,377,086	1,356,272	1,245,442	1,268,533
Total shareholders' equity	279,839	281,522	281,307	278,316	288,782
Total liabilities and shareholders' equity	$1,649,167	$1,658,608	$1,637,579	$1,523,758	$1,557,315

	Quarter Ended					Six Months Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Condensed Income Statements
Interest income	$15,729	$16,026	$13,952	$13,646	$13,240	$31,755	$25,849
Interest expense	4,032	4,028	3,193	2,909	2,496	8,060	4,641
Net interest income	11,697	11,998	10,759	10,737	10,744	23,695	21,208
Provision for loan losses	412	335	737	7	6	747	64
Noninterest income	547	765	962	579	920	1,312	1,561
Noninterest expense	8,794	8,787	8,708	8,698	8,580	17,581	16,588
Income before income tax expense	3,038	3,641	2,276	2,611	3,078	6,679	6,117
Income tax expense	685	812	597	625	754	1,497	1,464
Net income	$2,353	$2,829	$1,679	$1,986	$2,324	$5,182	$4,653

Earnings per share:
Basic	$0.15	$0.18	$0.10	$0.12	$0.14	$0.33	$0.28
Diluted	$0.14	$0.18	$0.10	$0.12	$0.14	$0.32	$0.28

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PCSB Financial Corporation and Subsidiaries

Selected Financial Data (unaudited)

	Quarter Ended					Six Months Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Performance Ratios (1):
Return on average assets	0.57%	0.68%	0.44%	0.52%	0.62%	0.62%	0.63%
Return on average equity	3.35%	4.01%	2.40%	2.83%	3.20%	3.68%	3.21%
Interest rate spread	2.63%	2.72%	2.65%	2.67%	2.75%	2.67%	2.74%
Net interest margin	2.93%	3.03%	2.94%	2.94%	2.99%	2.98%	2.97%
Adjusted Efficiency ratio (2)	72.55%	71.80%	74.55%	77.04%	74.90%	72.17%	73.81%

Noninterest income to average assets	0.13%	0.18%	0.25%	0.15%	0.25%	0.16%	0.21%
Noninterest expense to average assets	2.11%	2.12%	2.29%	2.29%	2.30%	2.12%	2.23%

Average interest-earning assets to average interest-bearing liabilities	130.45%	130.79%	132.96%	133.68%	135.59%	130.62%	135.30%
Average equity to average assets	16.89%	17.02%	18.40%	18.52%	19.51%	16.95%	19.53%
Dividend payout ratio (3)	27.62%	23.29%	39.43%	24.97%	22.42%	25.26%	22.03%

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PCSB Financial Corporation and Subsidiaries

Selected Financial Data (unaudited) - Continued

(dollar amounts in thousands, except share and per share data)

	As of and for the quarter ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Loans to deposits	94.58%	94.27%	89.17%	77.83%	73.81%

Share Data:
Shares outstanding	17,372,308	17,624,239	17,804,039	17,804,039	18,490,225
Book value per common share	$16.11	$15.97	$15.80	$15.63	$15.62
Tangible book value per common share (4)	$15.74	$15.61	$15.44	$15.27	$15.27

Asset Quality Ratios:
Non-performing loans receivable	$1,618	$3,425	$2,727	$2,847	$3,576
Non-performing assets	$1,897	$4,281	$3,885	$3,500	$4,148
Allowance for loan losses as a percent of total loans receivable	0.52%	0.51%	0.52%	0.53%	0.54%
Total valuation adjustment as a percent of total gross loans receivable (5)	0.59%	0.60%	0.62%	0.66%	0.69%
Allowance for loan losses as a percent of non-performing loans receivable	384.18%	174.98%	207.70%	173.67%	138.23%
Non-performing loans as a percent of total loans receivable, net	0.14%	0.29%	0.25%	0.30%	0.39%
Non-performing assets as a percent of total assets	0.12%	0.26%	0.24%	0.23%	0.27%

Net charge-offs	$189	$6	$18	$5	$22
Net charge-offs to average outstanding loans during the period (1)	0.06%	0.00%	0.01%	0.00%	0.01%

Capital Ratios (6):
Tier 1 capital (to adjusted total assets)	13.00%	12.89%	13.81%	13.71%	13.78%
Common equity Tier 1 capital (to risk-weighted assets)	17.24%	17.16%	17.96%	20.47%	20.73%
Tier 1 capital (to risk-weighted assets)	17.24%	17.16%	17.96%	20.47%	20.73%
Total capital (to risk-weighted assets)	17.74%	17.64%	18.45%	20.96%	21.23%

(1) Performance ratios are annualized.

(2) Adjusted efficiency ratio is a non-GAAP measure and is defined as noninterest expense, less certain nonrecurring items, divided by operating revenue, which is equal to net interest income plus non-interest income excluding certain nonrecurring items. In our judgment, the adjustments made to operating revenue allow investors and analysts to better assess our operating expenses in relation to our core operating revenue by removing the impact of certain one-time items and other discrete items that are unrelated to our core business. Reconciliations of GAAP to non-GAAP measures appear at the end of this release.

(3) Dividends declared per share divided by net income per share.

(4) Tangible book value per share is a non-GAAP measure and equals total shareholders’ equity, less goodwill and other intangible assets, divided by shares outstanding. We believe this disclosure may be meaningful to those investors who seek to evaluate our equity without giving effect to goodwill and other intangible assets. Reconciliations of GAAP to non-GAAP measures appear at the end of this release.

11

PCSB Financial Corporation and Subsidiaries

Selected Financial Data (unaudited) - Continued

(dollar amounts in thousands)

(5) Loans acquired in 2015 as part of the CMS Bancorp. Inc./CMS Bank acquisition were recorded at their estimated fair value at the acquisition date and did not include a carry-over of the related pre-acquisition allowance for loan losses. Total valuation adjustments equal the allowance for loan losses plus the remaining discounts on acquired loans. We believe this ratio provides investors a more meaningful comparison to periods presented prior to the 2015 acquisition, as well as to our peers. Reconciliations of GAAP to non-GAAP measures appear at the end of this release.

(6) Represents Bank ratios.

12

PCSB Financial Corporation and Subsidiaries

Loan and Deposit Portfolios (unaudited)

(amounts in thousands)

	As of
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Mortgage loans:
Residential mortgages	$262,441	$264,251	$265,167	$261,970	$248,575
Commercial mortgage	741,171	726,315	651,396	499,284	499,930
Construction	22,787	18,830	13,231	16,302	16,023
Net deferred loan origination costs	1,054	1,202	1,031	843	842
Total mortgage loans	1,027,453	1,010,598	930,825	778,399	765,370
Commercial and consumer loans:
Commercial loans	129,809	125,926	133,614	126,514	107,899
Home equity credit lines	31,460	31,503	33,204	34,525	35,029
Consumer and overdrafts	436	437	365	459	321
Net deferred loan origination costs	798	783	777	728	701
Total commercial and consumer loans	162,503	158,649	167,960	162,226	143,950
Total loans receivable	1,189,956	1,169,247	1,098,785	940,625	909,320
Allowance for loan losses	(6,216)	(5,993)	(5,664)	(4,945)	(4,943)
Loans receivable, net	$1,183,740	$1,163,254	$1,093,121	$935,680	$904,377

	As of
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Demand deposits	$140,218	$141,567	$141,379	$137,899	$162,113
NOW accounts	126,346	124,062	123,069	120,353	123,251
Money market accounts	162,208	151,652	148,134	137,197	121,146
Savings	354,078	350,250	357,844	379,550	397,460
Time deposits	468,764	466,374	455,395	427,194	421,354
Total deposits	$1,251,614	$1,233,905	$1,225,821	$1,202,193	$1,225,324

13

PCSB Financial Corporation and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures (unaudited)

(dollar amounts in thousands, except share and per share data)

	Quarter Ended					Six Months Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Computation of Adjusted Net Income and Adjusted Earnings Per Share
Net income applicable to common stock (GAAP)	$2,353	$2,829	$1,679	$1,986	$2,324	$5,182	$4,653

Adjustments (1):
Losses on other receivables	-	-	-	-	68	-	68
Prepayment income on loans receivable and investment securities	(95)	(371)	(25)	(20)	(72)	(466)	(140)
Gain on sale of foreclosed real estate	-	(37)	-	-	(18)	(37)	(18)
Gain on sale of investment securities	-	-	(5)	-	(42)	-	(42)
Gain on sale of bank premises	-	-	-	-	(118)	-	(118)
Adjusted net income (Non-GAAP)	$2,258	$2,421	$1,649	$1,966	$2,142	$4,679	$4,403

Average number of common shares outstanding:
Basic	15,837,762	15,979,762	16,033,505	16,204,393	16,852,718	15,908,761	16,860,942
Diluted	15,909,855	16,082,276	16,099,846	16,261,755	16,868,464	15,996,251	16,868,815
Earnings per share (GAAP):
Basic	$0.15	$0.18	$0.10	$0.12	$0.14	$0.33	$0.28
Diluted	$0.14	$0.18	$0.10	$0.12	$0.14	$0.32	$0.28
Adjusted earnings per common share (Non-GAAP):
Basic	$0.14	$0.15	$0.10	$0.12	$0.13	$0.29	$0.26
Diluted	$0.14	$0.15	$0.10	$0.12	$0.13	$0.29	$0.26

(1) Amounts included in income before income tax expense are presented net of tax.

14

PCSB Financial Corporation and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures (unaudited) - Continued

(dollar amounts in thousands, except share and per share data)

	Quarter Ended			Six months ended
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Computation of Adjusted Yield on Assets and Adjusted Net Interest Margin

Average interest-earning assets	$1,596,691	$1,587,129	$1,435,814	$1,591,910	$1,429,864

Interest and dividend income (GAAP)	$15,729	$16,026	$13,240	$31,755	$25,849
Less: Prepayment income on loans receivable and investment securities	(123)	(477)	(95)	(600)	(184)
Adjusted interest and dividend income (Non-GAAP)	$15,606	$15,549	$13,145	$31,155	$25,665
Adjusted yield on interest-earning assets (Non-GAAP)	3.91%	3.92%	3.66%	3.91%	3.59%

Net interest income (GAAP)	$11,697	$11,998	$10,744	$23,695	$21,208
Less: Prepayment income on loans receivable and investment securities	(123)	(477)	(95)	(600)	(184)
Adjusted net interest income (Non-GAAP)	$11,574	$11,521	$10,649	$23,095	$21,024
Adjusted net interest margin (Non-GAAP)	2.90%	2.90%	2.97%	2.90%	2.94%

15

PCSB Financial Corporation and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures (unaudited) - Continued

(dollar amounts in thousands, except share and per share data)

	Quarter Ended					Six Months Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Computation of Efficiency Ratio
Noninterest expense (GAAP)	$8,794	$8,787	$8,708	$8,698	$8,580	$17,581	$16,588
Adjustments:
Losses on other receivables	-	-	-	-	(90)	-	(90)
Adjusted noninterest expense (non-GAAP)	$8,794	$8,787	$8,708	$8,698	$8,490	$17,581	$16,498

Net interest income	$11,697	$11,998	$10,759	$10,737	$10,744	$23,695	$21,208
Noninterest income	547	765	962	579	920	1,312	1,561
Total (GAAP)	12,244	12,763	11,721	11,316	11,664	25,007	22,769
Adjustments:
Prepayment income on loans receivable and investment securities	(123)	(477)	(34)	(26)	(95)	(600)	(184)
Gain on sale of foreclosed real estate	-	(47)	-	-	(24)	(47)	(24)
Gain on sale of investment securities	-	-	(7)	-	(55)	-	(55)
Gain on sale of bank premises	-	-	-	-	(155)	-	(155)
Adjusted total (Non-GAAP)	$12,121	$12,239	$11,680	$11,290	$11,335	$24,360	$22,351

Efficiency ratio (GAAP)	71.82%	68.85%	74.29%	76.86%	73.56%	70.30%	72.85%
Adjusted efficiency ratio (Non-GAAP)	72.55%	71.80%	74.55%	77.04%	74.90%	72.17%	73.81%

16

PCSB Financial Corporation and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures (unaudited) - Continued

(dollar amounts in thousands, except share and per share data)

	As of
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Computation of Tangible Book Value per Common Share
Total shareholders' equity (GAAP)	$279,839	$281,522	$281,307	$278,316	$288,782
Adjustments:
Preferred stock	-	-	-	-	-
Common shareholders' equity	279,839	281,522	281,307	278,316	288,782
Adjustments:
Goodwill	(6,106)	(6,106)	(6,106)	(6,106)	(6,106)
Other intangible assets	(274)	(298)	(323)	(348)	(376)
Tangible common shareholders' equity (Non-GAAP)	$273,459	$275,118	$274,878	$271,862	$282,300

Common shares outstanding	17,372,308	17,624,239	17,804,039	17,804,039	18,490,225

Book value per share (GAAP)	$16.11	$15.97	$15.80	$15.63	$15.62
Adjustments:
Effects of intangible assets	(0.37)	(0.36)	(0.36)	(0.36)	(0.35)

Tangible book value per common share (Non-GAAP)	$15.74	$15.61	$15.44	$15.27	$15.27

	Quarter Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Computation of valuation adjustment
Allowance for loan losses	$6,216	$5,993	$5,664	$4,945	$4,943
Add: Purchase accounting discounts on acquired loans	837	983	1,180	1,262	1,349
Total valuation adjustments	$7,053	$6,976	$6,844	$6,207	$6,292
Total gross loans	$1,189,956	$1,169,247	$1,098,785	$940,625	$909,320
Total valuation adjustments as a percent of total gross loans	0.59%	0.60%	0.62%	0.66%	0.69%

17